Exhibit 99.1

Guidewire Software Announces Second Quarter Fiscal Year 2021 Financial Results

SAN MATEO, Calif., March 4, 2021 - Guidewire Software, Inc. (NYSE: GWRE), the platform Property and Casualty (“P&C”) insurers trust to engage, innovate, and grow efficiently, today announced its financial results for the fiscal quarter ended January 31, 2021.

“We experienced strong sales activity in the quarter across our core, cloud and analytics offerings, highlighted by a new Tier 1 customer in Europe," said Mike Rosenbaum, chief executive officer, Guidewire Software. "We also closed six cloud deals, five for InsuranceSuite and one for InsuranceNow, along with five standalone wins for our data and analytics solutions."

Second Quarter Fiscal Year 2021 Financial Highlights

Revenue
•Total revenue for the second quarter of fiscal year 2021 was $180.1 million, an increase of 4% from the same quarter in fiscal year 2020. Subscription and support revenue was $59.6 million, an increase of 20%; license revenue was $77.9 million, an increase of 2%; and services revenue was $42.6 million, a decrease of 10%.
•Annual recurring revenue, or ARR, was $520 million as of January 31, 2021, compared to $514 million as of July 31, 2020. ARR results for interim quarterly periods in fiscal year 2021 are based on currency exchange rates at the end of fiscal year 2020, held constant throughout the year.

Profitability
•GAAP loss from operations was $27.1 million for the second quarter of fiscal year 2021, compared with $18.0 million for the comparable period in fiscal year 2020.
•Non-GAAP income from operations was $7.5 million for the second quarter of fiscal year 2021, compared with $15.4 million for the comparable period in fiscal year 2020.
•GAAP net loss was $8.7 million for the second quarter of fiscal year 2021, compared with $19.9 million for the comparable period in fiscal year 2020. GAAP net loss per share was $0.10, based on diluted weighted average shares outstanding of 83.8 million, compared with $0.24 for the comparable period in fiscal year 2020, based on diluted weighted average shares outstanding of 82.7 million.
•Non-GAAP net income was $9.0 million for the second quarter of fiscal year 2021, compared with $17.6 million for the comparable period in fiscal year 2020. Non-GAAP net income per share was $0.11, based on diluted weighted average shares outstanding of 84.8 million, compared with $0.21 for the comparable period in fiscal year 2020, based on diluted weighted average shares outstanding of 83.6 million.

Liquidity
•The Company had $1.4 billion in cash, cash equivalents, and investments at both January 31, 2021 and July 31, 2020. The Company used $2.4 million in cash from operations and had negative free cash flow of $12.8 million during the six months ended January 31, 2021.
•The Company has used $42.7 million to repurchase shares of its common stock since July 31, 2020.

Business Outlook
Guidewire is issuing the following outlook for the third quarter of fiscal year 2021 based on current expectations:
•ARR between $533 million and $536 million
•Total revenue between $155 million and $159 million
•Operating income (loss) between $(62) million and $(58) million
•Non-GAAP operating income (loss) between $(29) million and $(25) million
Guidewire is issuing the following updated outlook for fiscal year 2021 based on current expectations:
•ARR between $560 million and $571 million
•Total revenue between $725 million and $733 million
•Operating income (loss) between $(138) million and $(130) million
•Non-GAAP operating income (loss) between $2 million and $10 million
•Operating cash flow between $60 million and $70 million

Conference Call Information
What:        Guidewire Software Second Quarter Fiscal Year 2021 Financial Results Conference Call
When:        Thursday, March 4, 2021
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 705-6003, Domestic
(201) 493-6725, International
Replay:        (844) 512-2921, Passcode 13716551, Domestic
(412) 317-6671, Passcode 13716551, International
Webcast:    http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and COVID-19 Canada Emergency Wage Subsidy benefits. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire Software
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 400 insurers, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, future business momentum, customer interest in driving efficiencies, and future product development and releases related to Guidewire Cloud Platform. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights could substantially harm our business; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire Software, Inc.
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 31, 2021	July 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$331,387	$366,969
Short-term investments	814,845	766,527
Accounts receivable, net	92,581	114,242
Unbilled accounts receivable, net	81,591	49,491
Prepaid expenses and other current assets	48,560	45,989
Total current assets	1,368,964	1,343,218
Long-term investments	228,795	300,771
Unbilled accounts receivable, net	34,695	34,737
Property and equipment, net	73,130	65,235
Operating lease assets	103,706	103,797
Intangible assets, net	27,061	39,708
Goodwill	340,877	340,877
Deferred tax assets, net	122,659	101,565
Other assets	35,844	34,944
TOTAL ASSETS	$2,335,731	$2,364,852
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,593	$22,634
Accrued employee compensation	64,249	58,547
Deferred revenue, net	97,510	118,311
Other current liabilities	25,371	25,706
Total current liabilities	210,723	225,198
Lease liabilities	121,770	119,408
Convertible senior notes, net	336,922	330,208
Deferred revenue, net	11,075	14,685
Other liabilities	10,578	18,585
Total liabilities	691,068	708,084
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,559,473	1,499,050
Accumulated other comprehensive income (loss)	(5,023)	(5,246)
Retained earnings	90,205	162,956
Total stockholders’ equity	1,644,663	1,656,768
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,335,731	$2,364,852

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
Revenue:
Subscription and support	$59,563	$49,550	$117,529	$98,581
License	77,912	76,520	143,195	130,883
Services	42,587	47,388	89,140	101,004
Total revenue	180,062	173,458	349,864	330,468
Cost of revenue(1):
Subscription and support	40,158	28,212	77,164	53,145
License	2,834	2,904	5,771	5,461
Services	48,910	52,480	99,934	105,846
Total cost of revenue	91,902	83,596	182,869	164,452
Gross profit:
Subscription and support	19,405	21,338	40,365	45,436
License	75,078	73,616	137,424	125,422
Services	(6,323)	(5,092)	(10,794)	(4,842)
Total gross profit	88,160	89,862	166,995	166,016
Operating expenses(1):
Research and development	53,194	49,954	105,809	96,450
Sales and marketing	39,216	37,339	75,860	70,355
General and administrative	22,820	20,599	44,000	41,838
Total operating expenses	115,230	107,892	225,669	208,643
Income (loss) from operations	(27,070)	(18,030)	(58,674)	(42,627)
Interest income	2,015	6,958	4,804	14,594
Interest expense	(4,651)	(4,462)	(9,271)	(8,891)
Other income (expense), net	6,805	(182)	9,373	(433)
Income (loss) before provision for (benefit from) income taxes	(22,901)	(15,716)	(53,768)	(37,357)
Provision for (benefit from) income taxes	(14,249)	4,228	(24,926)	(2,422)
Net income (loss)	$(8,652)	$(19,944)	$(28,842)	$(34,935)
Net income (loss) per share:
Basic	$(0.10)	$(0.24)	$(0.34)	$(0.42)
Diluted	$(0.10)	$(0.24)	$(0.34)	$(0.42)
Shares used in computing net income (loss) per share:
Basic	83,830,624	82,725,641	83,737,889	82,543,267
Diluted	83,830,624	82,725,641	83,737,889	82,543,267

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$2,954	$1,886	$5,556	$3,519
Cost of license revenue	145	188	396	368
Cost of services revenue	5,578	5,469	11,121	10,801
Research and development	7,604	6,668	14,851	12,849
Sales and marketing	6,806	5,996	12,783	11,153
General and administrative	6,809	6,529	13,273	12,604
Total stock-based compensation expense	$29,896	$26,736	$57,980	$51,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(8,652)	$(19,944)	$(28,842)	$(34,935)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,434	10,758	20,971	21,644
Amortization of debt discount and issuance costs	3,380	3,198	6,715	6,354
Stock-based compensation	29,896	26,736	57,980	51,294
Changes to allowance for credit losses and revenue reserves	161	521	118	878
Deferred income tax	(8,467)	3,014	(20,294)	(4,361)
Amortization of premium (accretion of discount) on available-for-sale securities, net	1,738	(652)	3,128	(2,012)
Other non-cash items affecting net income (loss)	810	572	800	572
Changes in operating assets and liabilities:
Accounts receivable	(13,556)	(22,308)	22,368	36,259
Unbilled accounts receivable	(6,844)	6,085	(32,058)	(17,018)
Prepaid expenses and other assets	1,601	(2,081)	1,914	(3,527)
Operating lease assets	4,672	2,153	91	4,493
Accounts payable	(2,114)	(1,023)	(4,312)	(4,032)
Accrued employee compensation	17,357	10,986	3,844	(28,794)
Deferred revenue	(765)	1,126	(24,411)	(23,583)
Lease liabilities	(4,103)	(44)	2,669	241
Other liabilities	(12,219)	377	(13,059)	(2,137)
Net cash provided by (used in) operating activities	13,329	19,474	(2,378)	1,336
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(177,196)	(194,641)	(523,601)	(601,403)
Sales of available-for-sale securities	27,650	10,888	85,553	67,942
Maturities of available-for-sale securities	214,607	205,624	456,198	508,807
Purchases of property and equipment	(3,610)	(1,629)	(5,517)	(11,254)
Capitalized software development costs	(2,303)	(864)	(4,884)	(2,210)
Acquisition of strategic investments	—	—	(2,000)	—
Net cash provided by (used in) investing activities	59,148	19,378	5,749	(38,118)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	104	871	1,820	1,239
Repurchase and retirement of common stock	(37,679)	—	(42,679)	—
Net cash provided by (used in) financing activities	(37,575)	871	(40,859)	1,239
Effect of foreign exchange rate changes on cash and cash equivalents	2,649	(349)	1,906	(95)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	37,551	39,374	(35,582)	(35,638)
CASH AND CASH EQUIVALENTS—Beginning of period	293,836	179,089	366,969	254,101
CASH AND CASH EQUIVALENTS—End of period	$331,387	$218,463	$331,387	$218,463

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
Gross profit reconciliation:
GAAP gross profit	$88,160	$89,862	$166,995	$166,016
Non-GAAP adjustments:
Stock-based compensation	8,677	7,543	17,073	14,688
Amortization of intangibles	4,526	4,945	9,052	9,890
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(968)	—	(968)	—
Non-GAAP gross profit	$100,395	$102,350	$192,152	$190,594

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(27,070)	$(18,030)	$(58,674)	$(42,627)
Non-GAAP adjustments:
Stock-based compensation	29,896	26,736	57,980	51,294
Amortization of intangibles	6,323	6,742	12,646	13,909
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(1,686)	—	(1,686)	—
Non-GAAP income (loss) from operations	$7,463	$15,448	$10,266	$22,576

Net income (loss) reconciliation:
GAAP net income (loss)	$(8,652)	$(19,944)	$(28,842)	$(34,935)
Non-GAAP adjustments:
Stock-based compensation	29,896	26,736	57,980	51,294
Amortization of intangibles	6,323	6,742	12,646	13,909
Amortization of debt discount and issuance costs	3,379	3,198	6,714	6,354
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(1,686)	—	(1,686)	—
Tax impact of non-GAAP adjustments (2)	(20,232)	826	(23,375)	(8,086)
Non-GAAP net income (loss)	$9,028	$17,558	$23,437	$28,536

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(14,249)	$4,228	$(24,926)	$(2,422)
Non-GAAP adjustments:
Stock-based compensation	8,138	4,329	(14,153)	8,529
Amortization of intangibles	1,721	1,092	(3,298)	2,319
Amortization of debt discount and issuance costs	920	518	(1,727)	1,058
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(459)	—	(459)	—
Tax impact of non-GAAP adjustments (2)	9,912	(6,765)	43,012	(3,820)
Non-GAAP tax provision (benefit)	$5,983	$3,402	$(1,551)	$5,664

(1) Effective the second fiscal quarter of 2021, the COVID-19 Canada Emergency Wage Subsidy benefit was included as a non-GAAP adjustment.
(2) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.10)	$(0.24)	$(0.34)	$(0.42)
Non-GAAP adjustments:
Stock-based compensation	0.36	0.32	0.70	0.62
Amortization of intangibles	0.08	0.08	0.16	0.17
Amortization of debt discount and issuance costs	0.04	0.04	0.08	0.08
COVID-19 Canada Emergency Wage Subsidy benefit (1)	(0.02)	—	(0.02)	—
Tax impact of non-GAAP adjustments (1)	(0.24)	0.01	(0.28)	(0.10)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (2)	(0.01)	—	(0.02)	(0.01)
Non-GAAP net income (loss) per share — diluted	$0.11	$0.21	$0.28	$0.34

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,830,624	82,725,641	83,737,889	82,543,267
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (2)	1,007,573	842,001	859,492	854,608
Pro forma weighted average shares — diluted	84,838,197	83,567,642	84,597,381	83,397,875

(1) Effective the second fiscal quarter of 2021, the COVID-19 Canada Emergency Wage Subsidy benefit was included as a non-GAAP adjustment.
(2) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Six Months Ended January 31,
	2021	2020
Free cash flow:
Net cash provided by (used in) operating activities	$(2,378)	$1,336
Purchases of property and equipment	(5,517)	(11,254)
Capitalized software development costs	(4,884)	(2,210)
Free cash flow	$(12,779)	$(12,128)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Third Quarter Fiscal Year 2021			Fiscal Year 2021
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	(62.0)	-	(58.0)	(138.0)	-	(130.0)
Non-GAAP adjustments:
Stock-based compensation	30.8	-	30.8	123.0	-	123.0
Amortization of intangibles	3.9	-	3.9	20.0	-	20.0
COVID-19 Canada Emergency Wage Subsidy benefit	(1.5)	-	(1.5)	(3.2)	-	(3.2)
Non-GAAP income (loss) from operations	(28.8)	-	(24.8)	1.8	-	9.8